Exhibit 99.1

FOMO WORLDWIDE, INC.

www.fomoworldwide.com

Investor Update Hour aka “FOMO HOUR”

April 19, 2023 5:00pm ET

Quest — 04/19/2023 5:00 PM

@everyone Welcome to FOMO HOUR

FOMO CEO — 04/19/2023 5:00 PM

Thanks Felix

Quest — 04/19/2023 5:01 PM

Anytime Vik!

FOMO CEO — 04/19/2023 5:01 PM

Good afternoon evening or wherever you are FOMO NATION, thank you for attending FOMO HOUR our weekly investor update session held Wednesdays at 5pm ET here on Discord. Some of the things we discuss will seem repetitive but read closely as things are moving forward on many fronts. And of course, there are new exciting things to announce, of which some may become press releases or tweets depending on materiality.

davmit — 04/19/2023 5:01 PM

Vik, been following your activity on Twitter. Really effective communication, enjoy all your hard work. Do you have any IR staff putting out announcements on the other investment boards?

FOMO CEO — 04/19/2023 5:01 PM

not at this time

IR is a wish not a must at this time, I got this. Let’s go through this then can discuss.

Management Commentary

10-K

After many months of audit work, FOMO filed its Form 10K with Amendment for iXBRL formatting on Tuesday morning. This format is important because it must be filed and displayed on our corporate website for FOMO to be officially SEC reporting current. We filed the XBRL “analog” version for you on Friday after the close so you would be able to digest the information over the weekend.

During the year ended December 31, 2022, the Company grew operating revenues 1,044% to $7,515,451 from $657,136 in 2021. Sales for the year included the operations of SMARTSolution Technologies L.P. (“SST”) acquired on February 28, 2022, which drove the majority of the increase. Gains were driven by strong K12 demand in the Company’s core 190 school district markets in Eastern Ohio, Western Pennsylvania, and West Virginia.

Orders that had been largely unfulfilled due to pandemic closures and supply chain constraints in 2020 - 2021 led to record backlog at SST, which continues to be strong today. On a pro forma and consolidated basis as if the SST purchase closed at the beginning of the year, FOMO generated approximately $8.8 million revenues in 2022, up from $4.3 million in 2021 and $3.2 million in 2020, representing YoY growth of 137% in 2022 and a high double digit % compound annual growth rate (CAGR).

SST’s pro forma EBITDA excluding inventory charges, private company audit fees, one time professional fees, and interest expense, was roughly $648,000 (7.3%). Excluding non-recurring items including excess audit fees, M&A fees, legal expenses, and one-time charges, SST’s 2022 unaudited pro forma unaudited adjusted net income was positive. These figures exclude public company expenses, finance and legal fees, and the impact of the rebranding of our clean tech business, which together resulted in net losses for the year that were improved by several million dollars from 2021.

Diamond Status with SMART Technologies Competitive Advantage

During 2022, SST’s business benefited from its Diamond status with its primary vendor SMART Technologies, whose lead product is interactive flat panels (IFP’s) commonly referred to in the industry as “Smart Boards”. Today, for the first time in almost four years, this critical vendor line has been paid to a $0 balance and SST’s Diamond status with SMART has been affirmed. This preserves pricing benefits, sales referrals, and other strategic synergies important for SST’s competitive position in its region, which we intend to expand into neighboring markets organically and through potential acquisitions. Further information on SMART Technologies can be found at https://www.smarttech.com/en/education.

Expanding Beyond K12

To build its business, SST is broadening its outreach beyond K12 schools. For example, SST recently won business with a fraternal order police department, a large Allegheny County correctional institution, professional sports franchises in the city, healthcare and pharmaceutical companies, a major university, and other post-secondary institutions. SST is currently negotiating contracts and installing equipment with fire departments, athletic departments of K12 schools looking to add video walls to their sports complexes, 911 centers for emergency response, medical providers, and other new segments adding to growth. Evolution of order flow beyond K12 is critical to success at SST as the business exits 2022 and looks to accelerate growth and improve profitability. SST is also looking to cross-sell clean technologies, aquaponics, digital signage, and other offerings to diversify its revenue mix and customer yields. As part of its new growth outlook and repositioning, FOMO WORLDWIDE is remodeling SST’s headquarters and has made it the center of operations for all businesses including the public holding Company.

Enhanced Financial Reporting

On the finance and accounting front, FOMO’s books are now in order after restating 1Q22 2Q22, filing a previously unreported 3Q22 and its Form 10K/A under iXBRL format. The Company has enhanced its internal staff with new hires and promotions as well as the engagement of external advisors. The Company engaged a world class PCAOB audit firm, Urish Popeck & Co., LLC (“UP”), which is an affiliate of the BDO network.

We are looking for further expertise in our finance department and believe we may add to our team possibly through retention of key staff at planned acquisitions under letter of intent (LOI) in enterprise content, modular construction, analog and digital signage, and education technology. This week we hosted the owner of one of our acquisition targets which offers analog and digital signs in Florida. He is a CPA and former public company CFO, and as far as first meetings go, it went well. He may be an intermediate solution to strengthen our team and processes as a consultant, as we raise capital to close transactions including his own company in S Florida.

We are also interviewing audit and legal firms for UK and USA private company work to handle our M&A campaign and to support our public company auditors at UP. We will likely sign a law firm in LA and Las Vegas with the intend of them overseeing a UK firm for the LMS transaction under LOI/

LMS and Enterprise Growth Plans

We recently met with our primary IFP vendor SMART, and they were enthusiastic about our vision to target enterprises via learning management systems (LMS), online training and content, and compliance via acquisitions. They agreed with SST, that as far as education technology products and services go, that enterprise represents the area of greatest opportunity, upside, and margin. We now have a substantial acquisition pipeline that, if consummated, could let our Company finally break away and achieve the scope and scale necessary for success in today’s volatile business, financing, and regulatory landscape.

Today, we announced on Form 8-K we have signed a reseller agreement with Edified, LLC. It’s currently in our main markets of Pennsylvania but likely to be expanded to other states of OH WV. We have also lightly touched the topic of investment or acquisition, as they wish to raise growth capital, but this is even before preliminary. We will meet them in June at a major EdTech tradeshow in Philadelphia. Stay tuned….

FOMO CEO — 04/19/2023 5:08 PM

https://www.edified.com/

Edified

Jyoti

Home 1

Image

Business Media Solutions, Inc.: http://www.intratrain.com/ & http://www.inspectitrac.com/

We are now moving ahead on our acquisition plans and today disclosing the name of our Midwest acquisition target offering LMS, content creation, and compliance / testing services and solutions primarily to the agriculture market. The company is Business Media Solutions, Inc. (“BMS”) based in Le Seur, Minnesota founded in 1980.

Total purchase price is $285,000, of which we have made $15,000 in nonrefundable cash payments and $5,000 in stock issuances using Series B Preferred stock priced at $0.10 per share ($0.001 in common stock equivalent based on a 1-1000 conversion ratio). We made payments to extend the closing deadline from March 17, 2023 to May 17, 2023, at which time we are required to pay an additional $105,000 cash and a $70,000 note. There is a second note of $75,000 due in 2024 and an earnout valued at $15,000 but with no cap on performance based on gross profit growth. The transaction is structured as an asset purchase, so we will also need roughly $50,000 to $75,000 to operate the business.

We are bullish on BMS’ niche defensible business, opportunity to replicate its Midwest-driven business model to other markets such as Pittsburgh, South Florida, and California, and apply its technologies to other verticals such as manufacturing, education, and more. But based on what it has expertise in today, and replicating it to new geographies, we believe the business should be able to achieve historical peak revenues of $1.2 million with straightforward blocking and tacking and additional of experienced salespeople and staff. We will be discussing BMS more in the future; and it will be a highlight of our roadshow over the near term. We will press release the BMS deal tomorrow.

Other LMS and training deals are on deck. We are speaking with the UK LMS provider tomorrow and have asked them and the East Coast content services company to approve name disclosure, press releases and roadshow materials and participation. These three companies – BMS, and the UK and East Coast LMS/content plays – aggregate to $2 million in sales and $300K+ EBITDA generating 50%-100% growth. Even using a 50% discount to larger comp multiples suggests $10 million valuation today and $50-100 million on 2025-2026 based case and upside case forecasts (before synergies of cross-selling enterprise content creation to the LMS with authoring too). I’d like to remind you that the UK LMS provider has an active warm lead list of 15,000 L&D managers evaluating their product, which generates annual average revenue of 15,000 Sterling x 3 year contracts with auto-renew clauses. Without auto-renew, that is a 675 million Sterling revenue opportunity.

I’d lke to add, UK LMS deal sells NO CONTENT so the cross selling synergy is potentially significant.

Management Commentary re: 2022 Report

The 10-K filing marks the conclusion of a complex accounting and audit process that included recasting our primary acquisition from cash accounting to accrual accounting, clean-up of certain ineffective methodologies and systems, and a complete tear-down of its books and records invoice-by-invoice matched part-by-part back to 2019. This process consumed our limited resources and staff, as they effectively worked on auditing SST as well as the public organization for an entire year. Despite that herculean effort, and even with our public company delinquent in reporting and corporate status impaired, SST still reported significant revenue growth at near record levels in its nearly three decade history.

I can state with extreme confidence that the foundation is now in place to finish what we started in 2019, which is to become a leading public incubator of high growth private and public companies looking for capital and liquidity to support their own growth. Today and in the near-term, our outlook is heavily weighted towards education technology and services, enterprise learning systems, training and compliance. But in the future, any significant growth business that can stand on its own merits and achieve scale, benefit from our capitalization strategy, and obtain hard and soft dollar synergies from our portfolio can be in play. That’s where our larger acquisition opportunities in modular construction, signage, and IT services fit well.

Other M&A

FOMO CEO — 04/19/2023 5:15 PM

All deals under letter of intent are still on track, with various deadlines to reach definitive agreements ranging from end of April to end of May. Today, we offered several million dollars in cash, stock, seller notes, and earnout for a provider of IT services and solutions to K12 schools, enterprises, hospitals, and government in southern California. The target generated TTM revenues of $23 million and adjusted EBITDA of over $1 million. It is owned and operated by a husband and wife management team looking to enter retirement. This is a competitive bid situation, but they are intrigued by our bigger picture plans, public liquidity with tax planning benefits, ability to incentivize and reward their employees, and achieve synergies with our other businesses and transactions.

We are now asking all targets to allow us to PR their names and high level information so can go on a roadshow and tell our story to the Street. We will keep you posted.

Investment Banking

We are in discussions with numerous investment banking firms. A major challenge is the low stock price and their desires for a reverse split and up list. Nothing is signed or agreed to at this time while we catch our breath after the 2022 audit. Whatever we do, it will have to be with a firm that can deliver immediate value. Some firms are fantastic organizations, but if we are too small, too early, too complex, or other, then they are not for FOMO at this time.

Financing

I have approved and am preparing a document set for a Series A Preferred stock round that will be restricted stock and not free trading. We will be speaking with counsel on the best way to offer this round, whether to hedge funds and high net worth or more broadly. It’s time FOMO grows up and gets off the toxic debt drip and high interest loan shark money. With the 10K filed, I believe we will find the right partners, which might already be within the company. I spoke today with an agent in Europe that may solicit funding from abroad. We will keep you posted.

Himalaya Technologies, Inc. (OTC: HMLA); FOMO today owns 30%+

HMLA announced its intent to enter the short-form video market and launch a new social network called “goccha!”. We are in technical due diligence on the platform acquisition and have a budget to copy the code from our 100% owned and developed site Kanab.Club and reskin it for a mass market platform. Stay tuned…

Bottom Line

With its 10K filing, FOMO has officially walked out of the hospital. Now it’s time to focus on what we started, setting the company in a good position to incubate high growth businesses looking to tap the capital markets for growth, liquidity, or strategic reasons. We’re in a good place with our core SST business hitting on all cylinders and are now entering the growth by consolidation and cross-sell phases. Under any math using revenue multiples or sum of the parts (SOTP), I believe the stock is undervalued but you will have to come to your own conclusion. With our 10K done and as deals are disclosed, the math may become compelling for some of you. Thank you for your patience and support in this turnaround. I will now take questions.

Quest — 04/19/2023 5:26 PM

@FOMO CEO You are doing a fantastic job Vik and we appreciate everything you’ve done and continue to do. Keep it up Vik!

Does HMLA have anything other than Kanab club Goocha in the pipeline?

Ant — 04/19/2023 5:27 PM

FOMO CEO — 04/19/2023 5:28 PM

Now that the Reg A is pulled we can go back to plan A which is buy a company and audit it after 75 days, that whole process failed as the fund that “backed it” pulled the plug and walked away. So we regroup now. HMLA owns about 17% of GenBio, Inc. but it is a minority investment and we have no window into their current R&D funnel.

So we are looking at the goccha! tech platform in the Apple developer environment literally as we speak and looking for something with traffic and revenues to fold in.

Quest — 04/19/2023 5:29 PM

sounds good to me. Thanks Vik!

Kailua — 04/19/2023 5:32 PM

Can something similar to Tinder be incorporated into Goocha?

DirkTheTraveller — 04/19/2023 5:33 PM

Can you please publish a timeline for these FOMC acquisition targets. Just a straightforward visualization of what you’re planning. It’s much easier to digest for your target audience.

FOMO CEO — 04/19/2023 5:33 PM

If you look at Kanab.Club it is basically the platform for a dating site. Profiles, friend recommendaiton engine, public private feeds like LInkedIn, messaging, third party content. We can EASILY copy it as a dating site or folder of goccha! THE ANSWER IS RESOUNDING YES MARRY TIK TOK TYPE VIDEO FOR DATING AND NETWORKING THAT IS THE PLAN

Kailua — 04/19/2023 5:34 PM

FOMO CEO — 04/19/2023 5:34 PM

I am working on an investor presentation. Three enterprise software content/LMS deals first as they need $2MM cash which we can raise and they do not need to be audited. Modular construction sign and LA deals all need to be audited, so difficult to nail down.

Kailua — 04/19/2023 5:35 PM

Road Map

DirkTheTraveller — 04/19/2023 5:35 PM

That’s fair, but we need something to focus on. It’s very difficult to build support without a roadmap.

Quest — 04/19/2023 5:35 PM

Any time frame on the investor presentation/ Road Map?

FOMO CEO — 04/19/2023 5:36 PM

I’ll have something Monday or no later than next FOMO HOUR

Quest — 04/19/2023 5:37 PM

Perfect! In my opinion Vik, I would say for next weeks FOMO HOUR. Give you and the team a day or 2 for final review/edit.

DirkTheTraveller — 04/19/2023 5:37 PM

There is very little activity in kanab club, what is the plan for driving users to it?

And if the plan is the dating site or the goccha! The same question applies, how do you drive users to those applications?

FOMO CEO — 04/19/2023 5:40 PM

both need money to market. i have been trying to land a whale influencer like Wiz Khalifa here in Pittsburgh or Snoop Dogg, they need dough. One of them said they want traffic to get involved, which is the whole problem, they could bring the traffic. So we keep chiseling away. I want to buy a small Web group or hosting company or other to cover the light bill while we do it.

DirkTheTraveller — 04/19/2023 5:41 PM

Have you done ux testing or user acceptance testing on the site?

FOMO CEO — 04/19/2023 5:42 PM

Kanab Club was in closed beta in 2021 and open beta for a year, no one could break it, we got some comments, not sure what else to say.

DirkTheTraveller — 04/19/2023 5:42 PM

Breaking it and having a good and engaging experience are obviously different. The site works, but is it something that people will actually want to use?

FOMO CEO — 04/19/2023 5:43 PM

Go use it, I think it works far better and has more functionality than Trump Social, Instagram etc.

What KC and goccha! need are MOBILE APPS to go viral

that is the key to the kingdom

DirkTheTraveller — 04/19/2023 5:44 PM

I will text you offline if you’re really interested. My comments are being deleted from here, which is a problem.

Quest — 04/19/2023 5:44 PM

No not true Dirk.

FOMO CEO — 04/19/2023 5:45 PM

I am not a moderator of this site talk to the moderators

Quest — 04/19/2023 5:46 PM

@DirkTheTraveller Your comments were not necessary at all.

But again continue on.

DirkTheTraveller — 04/19/2023 5:46 PM

Let’s move on

Quest — 04/19/2023 5:46 PM

Exactly

Dominic — 04/19/2023 5:46 PM

Hi Vik What about Fomo drink ?

FOMO CEO — 04/19/2023 5:47 PM

Today we hired an intellectual property law firm to apply to extend the deadline with the USPTO for a commercial run from May 22, 2023 to November 22, 2023.

https://www.sec.gov/ix?doc=/Archives/edgar/data/0000867028/000149315223012884/form8-k.htm

Drawing board TO DO list is an ecommerce store for FOMO products, we threw Shopify away, will launch our own, also for KC and goccha! and any networks. We will simultaneously work on a private placement for HMLA now that we pulled the Reg A.

We have not been able to do much of this for almost a year now, the corp dev list is very long

Kailua — 04/19/2023 5:54 PM

Will the Kanab Club be renamed to Goocha Club?

Dominic — 04/19/2023 5:54 PM

Are you still in contact with your Denver connection for Fomo can in 7-11

FOMO CEO — 04/19/2023 5:54 PM

no we will copy the code and launch a new network

FOMO CEO — 04/19/2023 5:55 PM

she is interested in running the entire LMS and enterprise content business and yes we are still talking to her on FOMO beverage

She left her juice company (watermelon) and is now in Naples FL where sign provider and modular construction deals are in S Florida so maybe even more to do. She would be a homerun for Business Media Solutions agriculture software training compliance offerings with her network of contacts in the food and beverage industries

I leave you with these logos I had mocked up, work in process jjust trying on outfits

Image

Kailua — 04/19/2023 6:01 PM

2nd one

FOMO CEO — 04/19/2023 6:01 PM

Thank you all for attending. See you on the tape and next week. Feel free to send questions into IR@fomoworldwide.com. Good night.

Kailua — 04/19/2023 6:01 PM

Thank you

Dominic — 04/19/2023 6:02 PM

Thanks

DirkTheTraveller — 04/19/2023 6:02 PM

Thanks

kdbasalone — 04/19/2023 6:06 PM

thank you VIK